 Exhibit 99.(a)(1)(vi)
Offer to Purchase for Cash
up to 97,527,888 Outstanding Series B Shares held by U.S. Persons, including Series B Shares represented by American Depositary Shares
(each American Depositary Share representing eight Series B Shares)
of
GRUPO AEROPORTUARIO DEL CENTRO NORTE, S.A.B. DE C.V.
by
AERODROME INFRASTRUCTURE S.À R.L.
THE U.S. OFFER WILL COMMENCE AT 9:00 A.M., NEW YORK CITY TIME ON MAY 24, 2021 (THE “COMMENCEMENT DATE”) AND WILL EXPIRE AT 8:00 A.M., NEW YORK CITY TIME (THE “EXPIRATION TIME”) ON JUNE 22, 2021 (the “EXPIRATION DATE”), UNLESS THE U.S. OFFER IS EXTENDED.
May 24, 2021
To Our Clients:
Enclosed for your consideration is the offer to purchase, dated May 24, 2021 (the “U.S. Offer to Purchase”), in connection with the offer of Aerodrome Infrastructure S.à r.l. (“Aerodrome”), a limited liability company organized under the laws of Luxembourg, an affiliate of Servicios de Tecnología Aeroportuaria, S.A. de C.V. (“SETA”), a Mexican corporation, and beneficially owned by Bagual S.à r.l. (“Bagual”), a limited liability company organized under the laws of Luxembourg, Grenadier S.à r.l. (“Grenadier”), a limited liability company organized under the laws of Luxembourg, Pequod S.à r.l. (“Pequod”), a limited liability company organized under the laws of Luxembourg, Harpoon S.à r.l. (“Harpoon”), a limited liability company organized under the laws of Luxembourg, Expanse S.à r.l. (“Expanse”), a limited liability company organized under the laws of Luxembourg, Fintech Holdings Inc. (“FH”), a corporation organized under the laws of Delaware and David Martínez (“Mr. Martínez” and, together with Aerodrome, SETA, Bagual, Grenadier, Pequod, Harpoon, Expanse and FH, the “Offerors”) to acquire up to 97,527,888 (1) outstanding Series B ordinary shares, without par value (the “Series B Shares”) of Grupo Aeroportuario del Centro Norte, S.A.B. de C.V. (“OMA”), a publicly traded corporation organized under the laws of Mexico, held by U.S. Persons, and (2) Series B Shares represented by outstanding American depositary shares (whether held or not by U.S. Persons) (each representing eight Series B Shares) (the “ADSs” and, together with the Series B Shares, the “Securities”), upon the terms and subject to the conditions set forth in the U.S. Offer to Purchase (the “U.S. Offer”). If your Series B Shares are accepted for purchase in the U.S. Offer, you will receive Ps.137 in cash for each Series B Share so accepted for purchase. Terms used but not defined in this letter that are defined in the U.S. Offer to Purchase have the meaning given to such terms in the U.S. Offer to Purchase.
YOUR PROMPT ACTION IS REQUESTED. YOUR INSTRUCTION FORM SHOULD BE FORWARDED TO US IN SUFFICIENT TIME TO PERMIT US TO TENDER YOUR SERIES B SHARES ON YOUR BEHALF BEFORE THE EXPIRATION TIME.
We hold Series B Shares for your account. A tender of such Series B Shares can be made only by us pursuant to your instructions.
We request instructions as to whether you wish us to tender any or all of the Series B Shares held by us for your account, upon the terms and subject to the conditions set forth in the enclosed U.S. Offer to Purchase.
Please note carefully the following:
1.   You will receive Ps.137 in cash for each Series B Share that is accepted for purchase in the U.S. Offer to Purchase.

2.   The U.S. Offer is being made for up to 97,527,888 outstanding Series B Shares (including Series B Shares represented by ADSs).
3.   THE U.S. OFFER AND WITHDRAWAL RIGHTS WILL EXPIRE AT 8:00 A.M. NEW YORK CITY TIME ON THE EXPIRATION DATE, UNLESS THE U.S. OFFER IS EXTENDED.
4.   Completion of the U.S. Offer is subject to certain conditions described in the section of the U.S. Offer to Purchase “The Tender Offer — Conditions of the U.S. Offer.”
5.   Tendering shareholders who are registered shareholders or who tender their Series B Shares directly to J.P. Morgan Casa de Bolsa, S.A. de C.V. J.P. Morgan Grupo Financiero, as the Series B Receiving Agent, will not be obligated to pay to us any brokerage commissions or fees, or solicitation fees.
If you wish to have us tender any or all of your Series B Shares, please so instruct us by completing, executing, detaching and returning to us the Acceptance Letter on the detachable part hereof. An envelope to return your Acceptance Letter to us is enclosed. If you authorize the tender of your Series B Shares, all such Series B Shares will be tendered unless otherwise specified on the Instruction Form.

Acceptance Letter for Tenders of
Series B Shares held by U.S. Persons of
GRUPO AEROPORTUARIO DEL CENTRO NORTE, S.A.B. DE C.V.
by
AERODROME INFRASTRUCTURE S.À R.L.
THE U.S. OFFER (AS DEFINED BELOW) WILL COMMENCE AT 9:00 A.M., NEW YORK CITY TIME ON MAY 24, 2021 AND WILL EXPIRE AT 8:00 A.M., NEW YORK CITY TIME (THE “EXPIRATION TIME”) ON JUNE 22, 2021 (THE “EXPIRATION DATE”), UNLESS THE U.S. OFFER IS EXTENDED.
May 24, 2021
Re: Acceptance Letter for Series B Shares of OMA
Aerodrome Infrastructure S.à r.l. (“Aerodrome”), a limited liability company organized under the laws of Luxembourg, an affiliate of Servicios de Tecnología Aeroportuaria, S.A. de C.V. (“SETA”), a Mexican corporation, and beneficially owned by Bagual S.à r.l. (“Bagual”), a limited liability company organized under the laws of Luxembourg, Grenadier S.à r.l. (“Grenadier”), a limited liability company organized under the laws of Luxembourg, Pequod S.à r.l. (“Pequod”), a limited liability company organized under the laws of Luxembourg, Harpoon S.à r.l. (“Harpoon”), a limited liability company organized under the laws of Luxembourg, Expanse S.à r.l. (“Expanse”), a limited liability company organized under the laws of Luxembourg, Fintech Holdings Inc. (“FH”), a corporation organized under the laws of Delaware and David Martínez (“Mr. Martínez” and, together with Aerodrome, SETA, Bagual, Grenadier, Pequod, Harpoon, Expanse and FH, the “Offerors”) are offering to purchase for cash up to 97,527,888 (1) outstanding Series B ordinary shares, without par value (the “Series B Shares”) of Grupo Aeroportuario del Centro Norte, S.A.B. de C.V. (“OMA”), a publicly traded corporation organized under the laws of Mexico, held by U.S. Persons (as defined below), and (2) Series B Shares represented by outstanding American Depositary Shares (whether held or not by U.S. Persons) (each representing eight Series B Shares) (the “ADSs” and, together with the Series B Shares, the “Securities”), upon the terms and conditions set forth in the U.S. Offer to Purchase (as may be amended from time to time, the “U.S. Offer to Purchase”) this form of acceptance letter (this “Acceptance Letter”) and the related documents (which, together with any amendments or supplements thereto, collectively constitute the “U.S. Offer”).
Holders of Series B Shares participating in the U.S. Offer must cause the applicable participant in S.D. Indeval, S.A. de C.V., Institución para el Depósito de Valores (“Indeval”) (which may be a Mexican subcustodian) through which they hold their Series B Shares to complete, sign and submit this Acceptance Letter and to transfer through the Indeval system the applicable Series B Shares to J.P. Morgan Casa de Bolsa, S.A. de C.V., J.P. Morgan Grupo Financiero, as Series B receiving agent in the U.S. Offer (the “Series B Receiving Agent”), in order for their Series B Shares to be validly tendered in the U.S. Offer.
You may not tender Series B Shares in the U.S. Offer unless you are a U.S. Person.   A “U.S. Person” means (1) any individual resident in the United States; (2) any partnership or corporation organized or incorporated in the United States; (3) any estate of which any executor or administrator is a U.S. Person; (4) any trust of which the trustee is a U.S. Person; (5) any agency or branch of a foreign entity located in the United States; (6) any non-discretionary account or similar account (other than an estate or trust) held by a dealer or other fiduciary for the benefit or account of a U.S. Person; (7) any discretionary account or similar account (other than an estate or trust) held by a dealer or other fiduciary organized, incorporated or (if an individual) resident in the United States; and (8) any partnership or corporation if (A) organized or incorporated under the laws of any foreign jurisdiction and (B) formed by a U.S. Person for the purpose of investing in securities not registered under the U.S. Securities Act of 1933, as amended (the “Securities Act”), unless it is organized or incorporated, and owned by accredited investors (as defined in Rule 501(a) under the Securities Act); excluding, in each case, persons deemed not to be “U.S. persons” pursuant to Rule 902(k)(2) of Regulation S under the Securities Act. The tendering of Series B Shares pursuant to the

U.S. Offer shall constitute a binding agreement between the tendering holder of Series B Shares and the Offerors pursuant to the terms and subject to the conditions of the U.S. Offer.
This form of Acceptance Letter shall be completed, signed and delivered (i) via facsimile to the Series B Receiving Agent at oma_offer_acceptance@jpmorgan.com and (ii) by overnight courier (address details below) in respect of all Series B Shares to be tendered in the U.S. Offer by an Indeval participant on behalf of clients or for its own account. The original copy of the Acceptance Letter should be sent to the Series B Receiving Agent via overnight courier at the following address: J.P. Morgan Casa de Bolsa, S.A. de C.V., J.P. Morgan Grupo Financiero Torre Optima, Av. Paseo de Las Palmas, Número 405 piso 21, Lomas de Chapultepec, Miguel Hidalgo, C.P. 11000, Ciudad de Mexico, Mexico. Questions or requests for assistance may be directed to D.F. King & Co., Inc., the U.S. information agent (the “U.S. Information Agent”), at the following address and phone number:
D.F. King & Co., Inc.
48 Wall Street, 22nd Floor, New York, NY 10005
Bankers and Brokers Call Collect: (212) 269-5550
All Others Call Toll-Free: (800) 488-8035
Email: OMA@dfking.com
U.S. Persons holding Series B Shares shall instruct their Indeval participant to deposit their Series B Shares to the following account:
J.P. Morgan Casa de Bolsa, S.A. de C.V., J.P. Morgan Grupo Financiero
Indeval Account Number: 01 004 0080
Such transfer shall take place no later than the Expiration Time on Expiration Date. Series B Shares transferred to such account after the Expiration Time on the Expiration Date will not be accepted in the U.S. Offer.
Acceptance Letters that are not properly completed, are not received by the Series B Receiving Agent prior to the Expiration Time on the Expiration Date or that do not correspond to a valid tender of Series B Shares effectively received at the account at Indeval of the Series B Receiving Agent, will not be processed; therefore, the Series B Shares covered by such Acceptance Letters will not be accepted in the U.S. Offer. None of the Offerors nor the Series B Receiving Agent will incur any liability with respect to any failure to complete and/or deliver an Acceptance Letter or the transfer of Series B Shares as described herein. None of the Offerors nor the Series B Receiving Agent, nor any other person will be under any duty to give notification of any defect or irregularity in any Acceptance Letter to tender Series B Shares. The Series B Receiving Agent may, but will not be obligated to, give notice of any irregularities or defects in tenders of Series B Shares, but in no event will the Series B Receiving Agent incur any liability for any failure to give such notice.
In connection with the U.S. Offer, the undersigned Indeval participant hereby represents and warrants that (i) it has received from each client whose Series B Shares are being tendered for purchase in the U.S. Offer instructions to so tender for purchase such client’s Series B Shares, (ii) it has verified that each client on whose behalf the Indeval participant is tendering Series B Shares that are covered by this Acceptance Letter (x) is a U.S. Person, (y) is registered as of the date of this Acceptance Letter as the legitimate registered or beneficial holder of such Series B Shares in the books and records of such Indeval participant and (z) has the appropriate legal authority to tender such Series B Shares in accordance with the terms of the U.S. Offer, (iii) it shall transfer such number of Series B Shares as set forth in this Acceptance Letter to the Indeval account of the Series B Receiving Agent and (iv) it shall accept payment in Mexican pesos for any Series B Shares validly tendered pursuant to this Acceptance Letter and accepted for payment and remit such payment to the beneficial owner of such Series B Shares, after deducting any applicable Mexican withholding taxes, without recourse to the Offerors or Series B Receiving Agent.
The number of Series B Shares that the applicable participant in Indeval (which may be a Mexican subcustodian) is tendering for purchase in the U.S. Offer on behalf of clients or for its own account and that have been or will be transferred to the Indeval account of the Series B Receiving Agent on or prior to the Expiration Time on the Expiration Date is:

Number of Series B Shares Tendered

The undersigned Indeval participant hereby certifies on behalf of its tendering clients that the information relating to its clients or to the Indeval participant is true, that the Indeval participant acknowledges and accepts the U.S. Offer on the terms and subject to the conditions described in the U.S. Offer to Purchase, and that its client has provided authorization to the Indeval participant to deliver and accept the terms of this Acceptance Letter.
Indeval Participant Information:
Name of Indeval participant:	Name and title of person authorized to act on behalf of Indeval participant:
Point of contact:	Title of point of contact:
Address:	Signature:
Telephone:
Fax:
Electronic Mail (email):	Date:
Indeval Account of Indeval Participant:
Account number:
Beneficiary:
Other information:
Bank Account of Indeval Participant:
Beneficiary Bank:
Account number:
ABA:
Ultimate beneficiary:
Name of ultimate beneficiary:
Date:
Reference:
Attached hereto is a copy of the notarized power of attorney authorizing at least one officer the undersigned Indeval participant to deliver this Acceptance Letter.